================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     AMENDMENT #3 - SEC FILE NO.: 333-137519


                            GEOPULSE EXPLORATION INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

     NEVADA                          1000                     Applied For
-----------------   ---------------------------------     --------------------
(State or other    Standard Industrial Classification        IRS Employer
jurisdiction of                                           Identification Number
incorporation or
organization)

GEOPULSE EXPLORATION INC.
Tim Sun, President
1055 West Hastings Street, Suite 1980
Vancouver, British Columbia
Canada                                                 V6E 2E9
------------------------------                       -----------
(Name and address of principal                       (Zip Code)
executive offices)

Registrant's telephone and fax number,
including area code:                    Telephone:        (778) 318-4988
                                        Fax:              (604) 688-8030
                                                          --------------

EMPIRE STOCK TRANSFER INC.
2470 St. Rose Parkway, Suite 304
Henderson, Nevada,
Telephone: (702) 818-5898                    89128
-----------------------------------        ---------
(Name, address and telephone number       (Zip Code)
of agent for service)

Approximate date of commencement of
Proposed sale to the public:          as soon as practicable after the effective
                                      date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF      AMOUNT TO          PROPOSED      PROPOSED           AMOUNT OF
EACH CLASS    BE                 MAXIMUM       MAXIMUM            REGISTRATION
OF            REGISTERED         OFFERING      AGGREGATE          FEE (2)
SECURITIES                       PRICE PER     OFFERING
TO BE                            SHARE (1)     PRICE (2)
REGISTERED
--------------------------------------------------------------------------------
Common Stock  1,680,000 shares   $0.05         $84,000            $8.99
--------------------------------------------------------------------------------

(1) Based on the last sales price on January 20, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


SUBJECT TO COMPLETION, March 14, 2007

Agent for service of process:       Empire Stock Transfer Inc.
                                    2470 St. Rose Parkway, Suite 304
                                    Henderson, NV 89074

                                   PROSPECTUS
                            GEOPULSE EXPLORATION INC.
                                1,680,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS ON PAGES 7-10

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our common stock will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

               The Date of This Prospectus Is: March 14, 2007

                                Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
  -  If we do not obtain additional financing, our business
     will fail ................................................  6
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  7
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  7
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8
  -  Even if we discover commercial reserves of precious metals on the CATHI 1 claim, we may not be able to
     successfully commence commercial production ..............  8
  - Because our president and secretary have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail..............................  8
  -  Because our management has only limited experience in
     mineral exploration, our business has a higher risk of
     failure...................................................  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .........   8
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................  8
Forward-Looking Statements.....................................  9
Use of Proceeds ...............................................  9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Shareholders ..........................................  9
Plan of Distribution .......................................... 12
Legal Proceedings ............................................. 16
Directors, Executive Officers, Promoters and Control Persons.. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 26
Market for Common Equity and Related Stockholder Matters ...... 27
Executive Compensation ........................................ 28
Financial Statements .......................................... 29
Changes in and Disagreements with Accountants ................. 40

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the CATHI 1 claim, located in British Columbia, Canada. We own a 100% interest in the CATHI 1 mineral claim. We purchased this claim from Albert Ablett of Kamloops, British Columbia for a cash payment of $5,000.

Our objective is to conduct mineral exploration activities on the CATHI 1 claim in order to assess whether it possesses economic reserves of gold, silver and molybdenum. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on August 13, 2004 under the laws of the state of Nevada. Our principal offices are located at 1055 West Hastings Street, Suite 1980, Vancouver, British Columbia, Canada. Our telephone number is (778)318-4988.

The Offering:

Securities Being Offered           Up to 1,680,000 shares of common stock.

Offering Price                     The selling shareholders will sell our shares
                                   at  $0.05  per  share until  our  shares  are
                                   quoted   on  the   OTC   Bulletin  Board, and
                                   thereafter at  prevailing  market  prices  or
                                   privately  negotiated  prices. There  is   no
                                   guarantee that our common stock will be quoted for trading on the OTC Bulletin Board.
                                   We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering              The selling shareholders will determine  when
                                   and how they will sell the common stock offered in this prospectus.

Termination of the Offering        The offering will conclude when  all  of  the
                                   1,680,000 shares of common  stock  have  been
                                   sold,  the  shares  no  longer   need  to  be
                                   registered  to  be  sold  or  we   decide  to
                                   terminate the registration of the shares.

Securities Issued and to be Issued 2,380,000 shares  of  our  common  stock  are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                    We will not receive  any  proceeds  from  the
                                   sale of the common stock by the selling shareholders.

Summary Financial Information



Balance Sheet               October 31, 2006       January 31, 2006
                              (unaudited)              (audited)

Cash                            $25,919                $41,821
Total Assets                    $25,919                $41,821
Liabilities                     $   944                $ 6,500
Total Stockholders' Equity      $24,975                $35,321

Statement of Loss and Deficit

From Incorporation on August 13, 2004 (inception) to October 31, 2006
(unaudited)


Revenue                                 $      0
Net Loss                                ($18,025)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the CATHI 1 claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the CATHI 1 claim. While we have sufficient funds to conduct the proposed initial phase of exploration on the property, estimated to cost $7,400, we will require additional financing in order to determine whether the property contains economic mineralization. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for metals and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the CATHI 1 claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the CATHI 1 claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on August 13, 2004 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the CATHI 1 claim and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. If we determine that the CATHI 1 claim does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the CATHI 1 claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended January 31, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CATHI 1 CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The CATHI 1 claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing zinc, silver and gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.


Our president, Dr. Tim Sun spends approximately 20% his business time, or approximately six hours per week, providing his services to us. Our secretary, Ms. Mar Bergstrom spends only about 10% of her business, or approximately three hours per week, time providing her services to us. We do not compensate our directors for the services that they provide to us.


IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our common stock will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,680,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on November 28, 2005; and

2. 480,000   shares  of  our  common  stock that the selling  shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 20, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering


Name of Selling                          Shares Owned      Total Number of           Total Shares      Percent
Owned Stockholder                        Prior To This     Shares To Be              Owned Upon        Upon
Completion                               Offering          Offered For Selling       Completion        Of This
Offering                                                   Shareholders              of this
                                                           Account                   Offering
---------------------------------------------------------------------------------------------------------------------
Hang Pan
1380 Spring Avenue
Burnaby, BC                              100,000           100,000                   Nil               Nil

Wei Gao
6390 Willingdon Ave, Suite 317           100,000           100,000                   Nil               Nil
Burnaby, BC

Xiao Dong Liu
6119 Cooney Road, Suite 1203             100,000           100,000                   Nil               Nil
Richmond, BC

Jane Liu
6088 Willingdon Avenue                   100,000           100,000                   Nil               Nil
Burnaby, BC

Huoqi Chen
Floor 8, Xueyuan Tower                   100,000           100,000                   Nil               Nil
No. 1 Zhichun Rd.
Beijing,China
Xueying Zeng
602-Unit 1, Building 15
Jianshe Rd., Kunming                     100,000           100,000                   Nil               Nil
Yunnan, China
Tianying Zheng
#8-88th Street, Xiaohe                   100,000           100,000                   Nil               Nil
Weiyuan, Sichuan, China

Helen Gao
2288 West 40th Ave, Suite 802            100,000           100,000                   Nil               Nil
Vancouver, BC


Shi You Liu                              100,000           100,000                   Nil               Nil
201 - Building 7 West
Wangjia District, Yueyang
Hunan, China

Mattew Liang
8385 Roseberry Avenue                    100,000           100,000                   Nil               Nil
Burnaby, BC

Zhiquan Cai
9 Zhichuan Rd.                           100,000           100,000                   Nil               Nil
Haidian District
Beijing, China

Yanxia Liu
10280 2nd Avenue                         100,000           100,000                   Nil               Nil
Richmond, BC

David Lee Bergstrom
2919 West 13th Avenue                    16,000            16,000                    Nil               Nil
Vancouver, BC

Steven Bergstrom
2919 West 13th Avenue                    16,000            16,000                    Nil               Nil
Vancouver, BC

Weidong Yu
4339 Granville Street                    16,000            16,000                    Nil               Nil
Vancouver, BC

Tianyu Zhang
4339 Granville Street                    16,000            16,000                    Nil               Nil
Vancouver, BC

Jun Yao                                  16,000            16,000                    Nil               Nil
5700 Arcadia Road, Suite 126
Richmond, BC

Eric Hsu                                 16,000            16,000                    Nil               Nil
4157 Cambridge Street
Burnaby, BC

Chong Chuen Chung                        16,000            16,000                    Nil               Nil
8062 17th Avenue
Burnaby, BC
Saibao Li
2133 West 57th Avenue                    16,000            16,000                    Nil               Nil
Vancouver, BC

                                       11


Demi Zeng                                16,000            16,000                    Nil               Nil
1689 East 37th Avenue
Vancouver, BC

Xianfeng Liu                             16,000            16,000                    Nil               Nil
201 - Building 7 West
Wangjia District, Yueyang
Hunan, China

Hui Zhao                                 16,000            16,000                    Nil               Nil
1730 E Eglington Ave. Ste 705
North York, ON

Yuping Liu                               16,000            16,000                    Nil               Nil
220 Mayor Street
Toronto, ON

Cheng Han Li                             16,000            16,000                    Nil               Nil
2130 Adanac Street
Vancouver, BC

Yue Yao                                  16,000            16,000                    Nil               Nil
2130 Adanac Street
Vancouver, BC

Nancy Ho                                 16,000            16,000                    Nil               Nil
1450 West 40th Avenue
Vancouver, BC

Greta S.F. Ho                            16,000            16,000                    Nil               Nil
2130 Adanac Street
Vancouver, BC

Patrick Wong                             16,000            16,000                    Nil               Nil
808 West 40th Avenue
Vancouver, BC

Jesse Chan                               16,000            16,000                    Nil               Nil
12451 Jensen Drive
Richmond, BC

Bei Zhou                                 16,000            16,000                    Nil               Nil
4411 Beatrice Street
Vancouver, BC

Da Xin Ma                                16,000            16,000                    Nil               Nil
6081 No. 3 Road, Suite 826
Richmond, BC


Haipei Sun                               16,000            16,000                    Nil               Nil
8180 Granville Avenue, Ste 1108
Richmond, BC
Xuedong Zhang
725 Edgewood Road                        16,000            16,000                    Nil               Nil
North Vancouver, BC

Limei Zhou                               16,000            16,000                    Nil               Nil
725 Edgewood Road
North Vancouver, BC

Dwayne Yaretz                            16,000            16,000                    Nil               Nil
939 Homer Street, Suite 3302
Vancouver, BC

Alex Von Kleist                          16,000            16,000                    Nil               Nil
5401 Greentree Road
West Vancouver, BC

Ben Zhang                                16,000            16,000                    Nil               Nil
6390 Willingdon Ave, Suite 317
Burnaby, BC

Kwok Sing Wu                             16,000            16,000                    Nil               Nil
6226 Dunsmuir Crescent
Richmond, BC

Zhen Hao Yin                             16,000            16,000                    Nil               Nil
8860 Main Street, Suite 190
Vancouver, BC

Polo (Canada) Investment & Management    16,000            16,000                    Nil               Nil
Corp
1050 Kingsway, Suite 202
Vancouver, BC

Yanhui Guo                               16,000            16,000                    Nil               Nil
5750 Larch Street, Suite 405
Vancouver, BC

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 1,680,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors.

    (3) has been a registered broker-dealer or an affiliate of a registered broker-dealer.


Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $25,008.99. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
* contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
* contains a toll-free telephone number for inquiries on disciplinary actions;
* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
* contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

*     with bid and offer quotations for the penny stock;
* details of the compensation of the broker-dealer and its salesperson in the transaction;
* the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director              Age

Tim Sun                        45
Mar Bergstrom                  55

Executive Officers:

Name of Officer               Age          Office
---------------------        -----         -------
Tim Sun                       45           President, Chief Executive Officer
                                           Chief Financial Officer and Director


Mar Bergstrom                 55           Secretary, Treasurer and Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Dr. Tim Sun has acted as our President, Chief Executive Officer, Chief Financial Officer and as a director from our incorporation on August 13, 2004. From July 2005 to present, Dr. Sun has acted as president and CEO of Canadian Sinosun Energy Inc., a private company involved in coal mining in Canada and China. From January 2003 to July 2005, Dr. Sun acted as Chief Representative in China for Ivanhoe Mines Ltd., located in Vancouver, BC. Dr. Sun was in charge of business development in China for this Canadian mining company. He developed the company's engineering, procurement, and logistics team in China for its copper-gold project in Mongolia and established connections with Chinese government, mining corporations and banks.

From May 2001 to January 2003, Dr. Sun acted as an Investment Consultant & Vice President of Wanbao Resources Corp., located in Beijing, China. Dr. Sun was responsible for developing relationships with government and mining companies and was in charge of the full feasibility study and engineering design for a copper and cobalt metallurgical plant in Congo.

From January 2000 to May 2001, Dr. Tim Sun acted as President of Sinosun Enterprises Inc., located in Burnaby, British Columbia where he developed investment projects related to Canada, China and Africa. He also acted as consultant for an overseas mining company involved in mineral investment in Tibet.

Dr. Tim Sun earned his Ph. D. and Certificate of Professional Supervisor from Queen's University, Kingston, Ontario, Canada in September 1993. In 1985, he received his Master of Science degree at the Beijing General Research Institute of Mining and Metallurgy in Beijing, China. In 1982, he received his Bachelor of Science degree from Northeast University in Shenyang, China.

Dr. Sun devotes 20% of his business time, or approximately six hours per week, to our affairs. The balance of his business time is focused on Canadian Sinosun Energy Inc.

Ms. Mar Bergstrom has acted as our Secretary, Treasurer and as a director from our incorporation on August 13, 2004. Since 1997, Ms. Bergstrom has been an independent consultant to public companies through LGM Lions Gate
Management Ltd., a  private British Columbia company.   She  has  provided
administration, regulatory and corporate compliance services to public companies and private companies for over 20 years.

From March 2003 to June 2005, Ms. Bergstrom was corporate secretary for Minco Mining & Metals Corporation, a TSX listed company. During February to July 2005, she also held the same position with IMA Exploration Inc., a TSX Venture
Exchange and American Stock Exchange listed company. From August 2005 to present, she has acted as corporate secretary of East Energy Corporation, a Canadian report company.

Ms. Bergstrom does not have any professional training or technical credentials in the exploration, development and operation of mines.

Ms. Bergstrom devotes 10% of her business time, or approximately three hours per week, to our affairs. The balance of her business time is focused on LGM Lions Gate Management Ltd.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees. Our officers and directors voluntarily provide their services to us without compensation.

Conflicts of Interest

Both of our directors are involved in non-company business ventures that involve mineral properties and exploration. As our present business plan is focused entirely on the CATHI 1 property, there is no expectation of any conflict between our business interests and those of our directors. However, possible conflicts may arise in the future if we seek to acquire interests in additional mineral properties.

Our bylaws provide that each officer who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as our officer shall, in writing, disclose to the president the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest. For example, if we propose to enter into a transaction in which our president, Dr. Sun, has a direct interest, he must disclose this interest to our other director, Ms. Bergstrom, at the board meeting to consider the transaction. Dr. Sun must then abstain from voting on the resolution to approve the transaction. Accordingly, in order for us to approve the transaction, Ms. Bergstrom would have to approve it. In making this decision, Ms. Bergstrom is required to act in the best interests of the company.


Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class   Name and address                       Amount of beneficial       Percent of
                 of beneficial owner                    ownership                  Class
Common Stock     Tim Sun                                350,000                    14.7%
                 President, Chief Executive Officer
                 Chief Financial Officer,
                 and Director
                 2423 Granville Street,
                 Vancouver, BC, Canada

Common Stock     Mar Bergstrom                          350,000                    14.7%
                 Secretary, Treasurer and Director
                 2919 West 13th Avenue
                 Vancouver, BC, Canada

Common Stock     All officers and directors as a group  700,000                    29.4%
                 that consists of two people

The percent of class is based on 2,380,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 14, 2007 there were 2,380,000 shares of our common stock issued and outstanding that are held by 44 stockholders of record.

Holders  of our  common  stock are  entitled  to one vote for each  share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Marquis & Aurbach, Attorneys At Law, have provided an opinion on the valid issuance of our common stock.


The financial statements included in this prospectus and the registration statement have been audited by DMCL, Chartered Accountants LLP, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


Disclosure  Of  Commission  Position  Of  Indemnification  For   Securities  Act
Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years


We were incorporated on August 13, 2004 under the laws of the state of Nevada. On that date, Tim Sun was appointed as our President, Chief Executive Officer, Chief Financial Officer and director and Mar Bergstrom was appointed as Secretary, Treasurer and director. Dr. Sun acts as our sole promoter. He was responsible for founding and organizing our business.

Dr. Sun has not received, and has no agreement to receive, anything of value, directly or indirectly, from us.

Description Of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in one mineral claim known as the CATHI 1 claim. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the CATHI 1 claim in order to ascertain whether it possesses economic quantities of gold, silver and molybdenum. There can be no assurance that economic mineral deposits or reserves exist on the CATHI 1 claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the CATHI 1 claim and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Description, Location and Access

The CATHI 1 claim is located approximately 25 kilometers northwest of Little Fort, British Columbia and is accessible by Highway 24 from Little Fort, then by the Deer Lake Forest Access Road northwest to Monticola Lake. The claim is accessible by surrounding logging roads on the west, north and east of the property and limited access by overgrown logging roads west and southwest of the claim. The claim consists of eight units totaling 450 hectares. Logging is taking place in the eastern part of the claim.

Mineralization

The following technical terms in this section have the following meaning:

Augite is a dark-green to black glassy mineral of the pyroxene group containing large amounts of aluminum and iron and magnesium.

Basalt is a heavy, dark-colored rock that has cooled from molten material, that may occur in or on the earth's surface.

Breccia is rock composed of angular fragments of older rocks melded together.

Andesite is a gray, fine-grained volcanic rock

Chert is a siliceous rock containing microcrystalline quartz. Chert usually occurs in round form but may be deposited in layers. Dark gray chert is called flint.

Siltstone is a fine-grained rock of consolidated silt.
Shale is a fissile rock composed of layers of claylike, fine-grained sediments. Porphyry is a very hard igneous rock consisting of large-grained crystals. The traditional term "Porphyry" refers to a purple-red stone valued for its appearance. Feldspar refers to a group of rock-forming minerals which make up about 60% of the earth's crust.

Calcite is a common mineral consisting of crystallized calcium carbonate; a major constituent of limestone.


Claim Location Map see attached PDF file 99.1


A vein is a regularly shaped and lengthy occurrence of an aggregate of minerals. They are formed by fluids carrying mineral constituents into a rock mass as a consequence of some form of hydraulic flow within the rock.

Pyrite, also known as "fool's gold" is a common mineral containing mainly iron disulfide that is pale yellow in color.

The northeastern half of the CATHI 1 claim is underlain by mainly augite basalt, breccia, and small amounts of andesite. The southwestern half of the claim contains an abundant amount of black chert, dark siltstone and shale. These rocks are volcanic and sedimentary rocks of the Nicola Group, which host significant deposits of copper porphyry, such as feldspar or quartz, dispersed in a fine-grained feldspathic matrix (groundmass).

Quartz-calcite veins along the CATHI 1 claim property are narrow, ranging from three to six centimeters wide, the widest being a quartz-calcite-pyrite vein. Some of the quartz-pyrite veins within augite basalt minerals contain a slightly elevated value in silver. Almost half of the veins contain small amounts of pyrite. Other veins contain small amounts of gold, silver, zinc, copper and lead.

Claim Acquisition

On August 13, 2004, we executed a Bill of Sale Absolute with Albert Ablett of Kamloops, British Columbia, whereby he sold a 100% interest in the CATHI 1 mineral claim to us. In order to acquire the 100% interest in this claim, we paid $5,000 to Mr. Ablett.

Exploration History

The British Columbia Geological Survey, a branch of the British Columbia government, has compiled exploration information on the CATHI 1 claim. Analysis of the claim area has demonstrated that the property contains rock types consistent with similar types that have hosted significant copper deposits.

In the southwestern area of the CATHI 1, samples anomalous in silver, gold, copper, zinc, chromium and molybdenum were taken and analyzed. The samples contain moderately elevated values in silver, gold and molybdenum.

This exploration work included geochemical surveying and geological mapping. Geochemical surveying involves gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content. The grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and molybdenum. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Geological Assessment Report

We have obtained a geological summary report on the CATHI 1 claim that was prepared by Dr. Kenneth Murray Dawson, a professional geologist, of North Vancouver, British Columbia. Dr. Dawson is a member of the Association of Professional Engineers and Geoscientists of British Columbia, a member of the Canadian Institute of Mining and Metallurgy, a member of the Mineralogical Association of Canada and a corresponding member of the Russian Academy of Science. His report discusses the geology of the area surrounding and particular to the CATHI 1 claim, and makes a recommendation for further exploration work.

In his report, Dr. Dawson concludes that the CATHI 1 claim has the potential to contain notable silver, gold, zinc and copper mineralization within quartz veins. Geochemical studies released by the BC Geological Survey Branch indicate a modest potential for zinc, silver, gold and molybdenum. Dr. Dawson is of the opinion that this data, along with geophysical and geochemical maps showing soil anomalies and magnetic anomalies, provides enough information to warrant further investigation to confirm the work and showings noted to date.

Conclusions

Dr. Dawson, the author of the geological report on the CATHI 1 claim, recommends that the southwestern half of the claim should be prospected and geochemically sampled. He is of the opinion, based on the results from the work report, that we purchase or option the adjoining properties from the current owners for the purpose of carrying out regional geochemical and prospecting surveys.
Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Geochemical sampling involves gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain metals such as gold, silver, copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Exploration Budget

Our proposed exploration budget for the recommended phase one exploration program, consisting of geochemical sampling and prospecting, is as follows:

         Geologist                  $2,500
         Technician                 $1,000
         Room and board               $400
         Supplies                     $400
         Assays                     $1,200
         Report                     $1,500
         Filing Fees                  $400

         Total:                     $7,400

Following the completion of the phase one exploration program and a review of the results, our consulting geologist will then provide us with recommendations and a budget for a phase two exploration program on the CATHI 1 property.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $20,000 for future exploration phases. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-        Water discharge will have to meet water standards;

-        Dust generation will have to be minimal or otherwise re-mediated;

- Dumping of material on the surface will have to be re-contoured and re-vegetated;

- An assessment of all material to be left on the surface will need to be environmentally benign;

-        Ground water will have to be monitored for any potential contaminants;

- The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

- There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Employees


We have no employees as of the date of this prospectus. Our two directors provide their services to us on a voluntary basis.


Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations


Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program on the CATHI 1 claim consisting of mapping, prospecting and geochemical sampling.

We anticipate that the program will cost approximately $7,400 based on an estimate provided by our consulting geologist, Kenneth M. Dawson. To date, we have not commenced exploration on the CATHI 1 claim. We intend to commence exploration on the CATHI 1 claim in the spring of 2007, as soon as weather conditions on the property permit. The program is estimated to take two months to complete, including the interpretation of results.

Geochemical sampling refers to the gathering of chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Dr. Dawson will provide and recommend further exploration and a budget for a phase two upon completion of phase one and a review of the results. We then intend to commence the phase two program in the summer or fall of 2007. We will not know the extent of this program until we have received the recommendations from Dr. Dawson following the completion of phase one.


In the next 12 months, we also anticipate spending an additional $25,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $32,400.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on the CATHI 1 claim or have sold an interest in the property to a third party. Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results Of Operations For Period Ending October 31, 2006

We have not earned any revenues from our incorporation on August 13, 2004 to October 31, 2006. We do not anticipate earning revenues unless we enter into commercial production on the CATHI 1 claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $18,025 for the period from our inception on August 13, 2004 to October 31, 2006. These operating expenses were comprised of $6,440 for mineral property expenditures and $11,585 in general and administrative fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.


Description Of Property

We own a 100% interest in the mineral claim comprising the CATHI 1 claim. We do not own or lease any property other than the CATHI 1 claim.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Tim Sun;
  *  Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop. Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the OTC Bulletin Board on our behalf. If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the OTC Bulletin Board following submission of the application. However, there is no guarantee that our application will be approved. Even if we obtain an OTC Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  44  registered
shareholders.

Rule 144 Shares

A total of 700,000 shares of our common stock are available for resale to the public after November 15, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal 23,800 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 700,000 shares that may be sold pursuant to Rule 144.



Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal periods ended January 31, 2007 and 2006 and subsequent to that period to the date of this prospectus.

Annual Compensation

                                                                                                 Nonqualified
                                                                                  Non-Equity     Deferred
Name and                   Year     Salary  Bonus      Stock          Option    Incentive Plan   Compensation  All Other    Total
Principal Position                                   Awards        Awards       Compensation     on Earnings   Compensation
Tim Sun                    2007        $0      $0      None            None          None           None         None          $0
                           2006        $0      $0      None            None          None           None         None          $0
                           2005        $0      $0      None            None          None           None         None          $0

Mar Bergstrom              2007        $0      $0      None            None          None           None         None          $0
                           2006        $0      $0      None            None          None           None         None          $0
                           2005        $0      $0      None            None          None           None         None          $0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements


We do not have any employment or consulting agreement with Dr. Sun or Ms. Bergstrom. We do not pay them any amount for acting as directors. Both of our directors have agreed to volunteer their time to our business for the time being in order to allow us to focus our fiscal resources on operations with a view to increasing the value of their personal stock positions in the company. Our Board of Directors has not identified any triggering events that would determine when compensation will be paid to Dr. Sun or Ms. Bergstrom or what the terms of such compensation would be.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending January 31, 2006 and interim unaudited financial statements for the period ended October 31, 2006, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

                           GEOPULSE EXPLORATIONS INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                                 APRIL 30, 2006
















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------


To the Stockholders and Board of Directors of Geopulse Explorations Inc.:

We have audited the balance sheets of Geopulse Explorations Inc (an exploration stage company) as at January 31, 2006 and 2005 and the statements of operations, stockholders' equity and cash flows for the year ended January 31, 2006, the period from August 13, 2004 (inception) to January 31, 2005, and the period from August 13, 2004 (inception) to January 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2006 and 2005 and the results of its operations and cash flows and changes in stockholders' equity for the year ended January 31, 2006, the period from August 13, 2004 (inception) to January 31, 2005, and the period from August 13, 2004 (inception) to January 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and finance its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           "Dale Matheson Carr-Hilton LaBonte"

                                                         CHARTERED ACCOUNTANTS

Vancouver, Canada
March 7, 2006


A Member of MGI International, A worldwide network of independent accountants and business advisors

Vancouver Suite 1700 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1,
                       Tel: 604 687 4747 Fax: 604 687-4216
          Suite 1300 - 1140 West Pender Street - Regulatory and Tax Practices
                                                 Office
                       Tel: 604 687 4747 Fax: 604 689 2778
Port Coquitlam  P.O. Box 217, 2232D Elgin Avenue, Port Coquitlam, B.C., Canada
                V3C 3V7, Tel: 604 941 8266 Fax: 604 941 0971
Surrey          Suite 303-7337 137th Street, Surrey, B.C., Canada V3W 1A4,
                Tel: 604 572 4586 Fax: 604 572 4587

 GEOPULSE EXPLORATIONS INC.
 (An Exploration Stage Company)
 BALANCE SHEETS

==========================================================================================================================
                                                                               April 30,     January 31,     January 31,
                                                                                 2006            2006           2005
                                                                                 - $ -          - $ -           - $ -
                                                                             -------------- --------------- --------------
                                                                              (Unaudited)     (Audited)       (Audited)
                                                                             -------------- --------------- --------------
 ASSETS

 Current assets
          Cash                                                                      32,046          41,821          2,085
                                                                             -------------- --------------- --------------

                                                                                    32,046          41,821          2,085
==========================================================================================================================


 LIABILITIES

 Current liabilities
          Related party advance (Note 4)                                               944           6,500          6,500
                                                                             -------------- --------------- --------------

 STOCKHOLDERS' EQUITY

 Common stock (Note 5)
    Authorized:
    75,000,000 common shares with a
    par                      value of $0.001
    Issued and outstanding:
    2,380,000 common shares
    (January 31, 2006: 2,380,000)                                                    2,380           2,380              -
 Additional paid-in capital                                                         40,620          40,620              -
 Deficit accumulated during the exploration stage                                 (11,898)         (7,679)        (4,415)
                                                                             -------------- --------------- --------------
                                                                                    31,102          35,321        (4,415)
                                                                             -------------- --------------- --------------

                                                                                    32,046          41,821          2,085
==========================================================================================================================

 Nature and continuance of operations (Note 1)











                           - See Accompanying Notes -

 GEOPULSE EXPLORATIONS INC.
 (An Exploration Stage Company)
 STATEMENTS OF OPERATIONS

 -------------------------------------------------------------------------------------------------------------------------
                                                                                       Period from      Cumulative from
                                               Three months                          August 13, 2004    August 13, 2004
                                             ended April 30,        Year ended       (Inception) to      (Inception) to
                                                   2006          January 31, 2006   January 31, 2005     April 30, 2006
                                                  - $ -               - $ -               - $ -              - $ -
                                            ------------------- ------------------- ------------------ -------------------
                                               (Unaudited)          (Audited)           (Audited)         (Unaudited)
                                            ------------------- ------------------- ------------------ -------------------
 Expenses

 Mineral property costs (Note3)                              -               2,440              4,000              6,440
 General and administrative                              4,219                 824                415              5,458
                                            ------------------- ------------------- ------------------ -------------------

 Net loss                                              (4,219)             (3,264)            (4,415)            (11,898)
                                            ------------------- ------------------- ------------------ -------------------

 Basic and diluted net loss per share                   (0.00)              (0.00)             (0.00)
                                            ------------------- ------------------- ------------------

 Weighted average number of shares
 outstanding                                         2,380,000             420,547                  -
                                            ------------------- ------------------- ------------------











                           - See Accompanying Notes -

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period August 13, 2004 (Inception) to April 30, 2006

--------------------------------------------------------------------------------
                                                                                                    Deficit
                                                                                                  Accumulated
                                                                                Additional         During the
                                                   Common Shares                  Paid-in         Exploration
                                          --------------------------------
                                             Number           Par Value           Capital            Stage           Total
                                          --------------     -------------    ----------------   ---------------  -------------
Balance August 13, 2004                               -    $            -   $               -  $              - $            -

Net loss                                              -                 -                   -           (4,415)        (4,415)
                                          -------------------------------------------------------------------------------------

Balance, January 31, 2005                             -                 -                   -           (4,415)        (4,415)

Capital stock issued for cash:
 - November 2005 at $0.001 per
    share                                     1,900,000             1,900              17,100                 -         19,000

- January 2006 at $0.05 per
   share                                        480,000               480              23,520                 -         24,000

Net loss                                              -                 -                   -           (3,264)        (3,264)
                                          -------------------------------------------------------------------------------------

Balance, January 31, 2006 (Audited)           2,380,000             2,380              40,620           (7,679)         35,321

Net loss                                              -                 -                   -           (4,219)        (4,219)
                                          -------------------------------------------------------------------------------------

Balance, April 30, 2006 (Unaudited)           2,380,000    $        2,380   $          40,620  $       (11,898) $       31,102
                                          =====================================================================================





                           - See Accompanying Notes -

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

---------------------------------------------------------------------------------------------------------------------------
                                                                                             Period from      Cumulative
                                                                                             August 13,       from August
                                                                                                2004           13, 2004
                                                         Three months                      (Inception) to   (Inception) to
                                                       ended April 30,      Year ended       January 31,       April 30,
                                                             2006        January 31, 2006       2005             2006
                                                            - $ -             - $ -             - $ -            - $ -
                                                       ----------------- ----------------- ---------------- ----------------
                                                         (Unaudited)        (Audited)         (Audited)       (Unaudited)
                                                       ----------------- ----------------- ---------------- ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                        (4,219)           (3,264)          (4,415)         (11,898)
                                                       ----------------- ----------------- ---------------- ----------------
Net cash used in operations                                     (4,219)           (3,264)          (4,415)         (11,898)
                                                       ----------------- ----------------- ---------------- ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Related party advance                                           (5,556)                 -            6,500              944
Shares issued for cash                                                -            43,000                -           43,000
                                                       ----------------- ----------------- ---------------- ----------------
Net cash provided by financing activities                       (5,556)            43,000            6,500           43,944
                                                       ----------------- ----------------- ---------------- ----------------

NET INCREASE (DECREASE) IN CASH                                 (9,775)            39,736            2,085           32,046

CASH, BEGINNING                                                  41,821             2,085                -                -
                                                       ----------------- ----------------- ---------------- ----------------

CASH, ENDING                                                     32,046            41,821            2,085           32,046
                                                       ----------------- ----------------- ---------------- ----------------

Supplemental cash flow information:

         Cash paid for:

            -Interest                                                 -                 -                -                -

            -Income taxes                                             -                 -                -                -
                                                       ----------------- ----------------- ---------------- ----------------





                           - See Accompanying Notes -

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2006
--------------------------------------------------------------------------------

1.      NATURE OF OPERATIONS

        The Company was incorporated in the State of Nevada on August 13, 2004 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the
        Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds from the sale thereof.

        These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $11,898 as at April 30, 2006 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation

        The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

        Exploration Stage Company

        The Company complies with Financial Accounting Standards Board Statement No. 7 "Accounting and Reporting by Development Stage Enterprises" in its characterization of the Company as an exploration stage enterprise.

        Mineral Interests

        The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties.

        Use of Estimates and Assumptions

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

        Foreign Currency Translation

        The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

        Fair Value of Financial Instruments

        The carrying value of cash and related party advance approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2006
--------------------------------------------------------------------------------


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Environmental Costs

        Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

        Income Taxes

        The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        At April 30, 2006 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

        Basic and Diluted Loss Per Share

        The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

         Stock-based Compensation

         In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

         The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the fiscal year beginning on February 1, 2006. The Company did not record any compensation expense in the first quarter of 2006 because there were no stock options outstanding prior to the adoption or at April 30, 2006.

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2006
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recent Accounting Pronouncements

         In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" (FIN 47). Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN 47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN 47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN 47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN 47 is effective for fiscal years ending after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

         In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections". This Statement replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. The Company believes this Statement will have no impact on the financial statements of the Company.

         In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("FSP FAS 115-1"), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP FAS 115-1 also includes accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP FAS 115-1 is required to be applied to reporting periods beginning after December 15, 2005. The Company is required to adopt FSP FAS 115-1 in the second quarter of fiscal 2006. Management does not expect the adoption of this statement will have a material impact on our results of operations or financial condition. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2006
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recent Accounting Pronouncements (Continued)

         In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

3.       MINERAL INTERESTS

         Cathi 1 Claim, British Columbia, Canada

         By a Bill of Sale dated August 13, 2004, the Company acquired a 100% undivided right, title and interest in and to the "Cathi 1" Claim located in the province of British Columbia, Canada from an unrelated party. Accumulated property costs of $6,440 were expensed in the prior year.

4.       RELATED PARTY TRANSACTIONS

         As at April  30,  2006,  an amount of $944  (January  31,  2006-$6,500;
         January 31, 2005: $6,500) is owing to the corporate manager of the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

5.       CAPITAL STOCK

         The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

         During the year ended January 31, 2006, the Company issued 1,900,000 shares of common stock at $0.001 per share for total cash proceeds of $19,000 and 480,000 shares of common stock at $0.05 for total cash proceeds of $24,000.

         At April 30, 2006, there were no outstanding stock options or warrants.

6.       INCOME TAXES

         As of April 30, 2006, the Company had net operating loss carry forwards of approximately $12,000 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                           GEOPULSE EXPLORATIONS INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                       NINE MONTHS ENDED OCTOBER 31, 2006

                      (Unaudited - Prepared by Management)

 GEOPULSE EXPLORATIONS INC.
 (An Exploration Stage Company)
 BALANCE SHEETS
 (Unaudited - Prepared by Management)

 -------------------------------------------------------------------------------------------------------------------------

                                                                                               October 31,    January 31,
                                                                                                  2006           2006
                                                                                                 - $ -          - $ -
                                                                                            --------------- --------------
                                                                                                 Unaudited        Audited
                                                                                            --------------- --------------
 ASSETS

 Current assets
          Cash                                                                                      25,919         41,821

 -------------------------------------------------------------------------------------------------------------------------

                                                                                                    25,919         41,821
 =========================================================================================================================

 LIABILITIES

 Current liabilities
          Related party advance (Note 4)                                                               944          6,500
                                                                                            --------------- --------------

 STOCKHOLDERS' EQUITY

 Common stock (Note 5)
    Authorized:
    75,000,000 common shares with a
    par                      value of $0.001
    Issued and outstanding:
    2,380,000 common shares
    (January 31, 2006: 2,380,000)                                                                    2,380          2,380
 Additional paid-in capital                                                                         40,620         40,620

 Deficit accumulated during the exploration stage                                                  (18,025)        (7,679)
                                                                                            --------------- --------------
                                                                                                    24,975         35,321
                                                                                            --------------- --------------

 -------------------------------------------------------------------------------------------------------------------------

                                                                                                    25,919         41,821
 =========================================================================================================================

 Nature and continuance of operations (Note 1)










                           - See Accompanying Notes -

 GEOPULSE EXPLORATIONS INC.
 (An Exploration Stage Company)
 STATEMENTS OF OPERATIONS
 (Unaudited - Prepared by Management)

 -------------------------------------------------------------------------------------------------------------------------
                                                                                                        Cumulative from
                                                                      Three months      Nine months     August 13, 2004
                                                                     ended October     ended October     (Inception) to
                                                                        31, 2006         31, 2006       October 31, 2006
                                                                         - $ -             - $ -             - $ -
                                                                    ----------------- ---------------- -------------------
 Expenses

 Mineral property costs (Note3)                                                    -                -               6,440

 General and administrative                                                    4,127           10,346              11,585
                                                                    ----------------- ---------------- -------------------

 Net loss                                                                    (4,127)         (10,346)             (18,025)
 ================================================================== ================= ================ ===================

 Basic and diluted net loss per share                                         (0.00)           (0.00)
 ================================================================== ================= ================

 Weighted average number of shares outstanding                             2,380,000        2,380,000
 ================================================================== ================= ================







                           - See Accompanying Notes -

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period August 13, 2004 (Inception) to October 31, 2006
(Unaudited - Prepared by Management)

--------------------------------------------------------------------------------
                                                                                           Deficit
                                                                                         Accumulated
                                                                         Additional       During the
                                              Common Shares                Paid-in       Exploration
                                      -------------------------------
                                         Number          Par Value         Capital          Stage           Total
                                      --------------    -------------    ------------   ---------------  ------------
Balance August 13, 2004                           -   $            -   $           -  $              - $           -

Net loss                                          -                -               -           (4,415)       (4,415)
                                      -------------------------------------------------------------------------------

Balance, January 31, 2005                         -                -               -           (4,415)       (4,415)

Capital stock issued for cash:
 - November 2005 at $0.001 per
   Share                                  1,900,000            1,900          17,100                 -        19,000

- January 2006 at $0.05 per
    Share                                   480,000              480          23,520                 -        24,000

Net loss                                          -                -               -           (3,264)       (3,264)
                                      -------------------------------------------------------------------------------

Balance, January 31, 2006 (Audited)       2,380,000            2,380          40,620           (7,679)        35,321

Net loss to October 31, 2006                      -                -               -          (10,346)      (10,346)
                                      -------------------------------------------------------------------------------

Balance, October 31, 2006
(Unaudited)                               2,380,000   $        2,380   $      40,620  $       (18,025) $      24,975
                                      ===============================================================================








                           - See Accompanying Notes -

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited - Prepared by Management)

---------------------------------------------------------------------------------------------------------------------------
                                                                                                              Cumulative
                                                                                                              from August
                                                                                                               13, 2004
                                                                                             Nine months    (Inception) to
                                                                                            ended October     October 31,
                                                                                              31, 2006           2006
                                                                                                - $ -            - $ -
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                                          (10,346)         (18,025)
                                                                                           ---------------- ----------------
Net cash used in operations                                                                       (10,346)         (18,025)
                                                                                           ---------------- ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Related party advance                                                                              (5,556)              944
Shares issued for cash                                                                                   -           43,000
                                                                                           ---------------- ----------------
Net cash provided by financing activities                                                          (5,556)           43,944
                                                                                           ---------------- ----------------

NET INCREASE (DECREASE) IN CASH                                                                   (15,902)           25,919

CASH, BEGINNING                                                                                     41,821                -

----------------------------------------------------------------------------------------------------------------------------

CASH, ENDING                                                                                        25,919           25,919
============================================================================================================================

Supplemental cash flow information:

         Cash paid for:

            -Interest paid                                                                              -                -

            -Income taxes paid                                                                          -                -
============================================================================================================================










                           - See Accompanying Notes -
                                      F-5

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2006
--------------------------------------------------------------------------------
1.  NATURE OF OPERATIONS

The Company was incorporated in the State of Nevada on August 13, 2004 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds from the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $18,025 as at October 31, 2006 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.  SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 "Accounting and Reporting by Development Stage Enterprises" in its characterization of the Company as an exploration stage enterprise.

Mineral Interests

The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2006
--------------------------------------------------------------------------------

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The carrying value of cash and related party advance approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts. Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
At October 31, 2006 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition provisions include prospective and retroactive adoption methods. Under the retroactive method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R which did not have any impact on the financial statements as, to date, the Company has not granted any stock options or any other share based payments.

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2006
--------------------------------------------------------------------------------

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the
Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.
                                      F-8

GEOPULSE EXPLORATIONS INC.
(An Exploration Stage Company)
Notes To The Financial Statements
October 31, 2006
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


3.  MINERAL INTERESTS

Cathi 1 Claim, British Columbia, Canada

By a Bill of Sale dated August 13, 2004, the Company acquired a 100% undivided right, title and interest in and to the "Cathi 1" Claim located in the province of British Columbia, Canada from an unrelated party. Accumulated property costs of $6,440 were expensed in the prior year.

4. RELATED PARTY TRANSACTIONS

As at October 31, 2006, a balance of $944 (January 31, 2006 - $6,500) is owing to the corporate manager of the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

5.  CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year ended January 31, 2006, the Company issued 1,900,000 shares of common stock at $0.001 per share for total cash proceeds of $19,000 and 480,000 shares of common stock at $0.05 for total cash proceeds of $24,000.

At October 31, 2006, there were no outstanding stock options or warrants.

6.  INCOME TAXES

As of October 31, 2006, the Company had net operating loss carry forwards of approximately $18,000 that may be available to reduce future years' taxable income through 2026. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                  Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3)      such  indemnification  is  provided  by   us,   in   our  sole
                  discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee          $          8.99
Transfer Agent Fees                                          $       1000.00
Accounting and auditing fees and expenses                    $      7,500.00
Legal fees and expenses                                      $     15,000.00
Edgar filing fees                                            $      1,500.00
                                                             ---------------
Total                                                        $     25,008.99
                                                             ===============

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 700,000 shares of our common stock at a price of $0.001 per share on November 15, 2005 to Tim Sun, our President (as to 350,000 shares) and Mar Bergstrom (as to 350,000 shares), our Secretary and Treasurer. The total amount received from this offering was $7,000.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.001 per share to a total of twelve purchasers on November 28, 2005. The total amount received from this offering was $1,200. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:



                Name of Shareholder                             Number of Shares

                Hang Pan                                        100,000
                Wei Gao                                         100,000
                Xiao Dong Liu                                   100,000
                Jane Liu                                        100,000
                Huoqi Chen                                      100,000
                Xueying Zeng                                    100,000
                Tianying Zeng                                   100,000
                Helen Gao                                       100,000
                Shi You Liu                                     100,000
                Mattew Liang                                    100,000
                Zhiquan Cai                                     100,000
                Yanxia Liu                                      100,000

We completed an offering of 480,000 shares of our common stock at a price of $0.05 per share to a total of thirty purchasers on January 20, 2006. The total amount received from this offering was $24,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                Name of Shareholder                             Number of Shares

                David Lee Bergstrom                             16,000
                Steven Bergstrom                                16,000
                Weidong Yu                                      16,000
                Tianyu Zhang                                    16,000
                Jun Yao                                         16,000
                Eric Hsu                                        16,000
                Chong Chuen Chung                               16,000
                Saibao Li                                       16,000
                Demi Zeng                                       16,000
                Xianfeng Liu                                    16,000
                Hui Zhao                                        16,000
                Yuping Liu                                      16,000
                Cheng Han Li                                    16,000
                Yue Yao                                         16,000
                Nancy Ho                                        16,000
                Greta S. F. Ho                                  16,000
                Patrick Wong                                    16,000
                Jesse Chan                                      16,000
                Bei Zhou                                        16,000
                Da Xin Ma                                       16,000

                Name of Shareholder                             Number of Shares

                Haipei Sun                                      16,000
                Xuedong Zhang                                   16,000
                Limei Zhou                                      16,000
                Dwayne Yaretz                                   16,000
                Alex Von Kleist                                 16,000
                Ben Zhang                                       16,000
                Kwok Sing Wu                                    16,000
                Zhen Hao Yin                                    16,000
                Polo (Canada) Investment & Management Corp.     16,000
                Yanhui Guo                                      16,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits

Exhibit
Number               Description


  3.1                Articles of Incorporation*
  3.2                Bylaws*
  5.1                Legal opinion
 10.1                Bill of Sale Absolute dated August 13, 2004*
 23.1                Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
                     Accountants
 23.2                Consent of Dr. Kenneth M. Dawson, professional geologist

* filed as an exhibit to our registration statement on Form SB-2 dated September 22, 2006



The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of th Securities Act of 1933;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represen no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on March 14, 2007.

                                            Geopulse Exploration Inc.

                                            By:/s/ Tim Sun
                                            ------------------------------
                                            Tim Sun, President, Chief
                                            Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                 CAPACITY IN WHICH SIGNED                     DATE

/s/ Tim Sun               President, Chief Executive          March 14, 2007
-----------------------   Officer, Chief Financial Officer,
Tim Sun                   principal financial officer, principal
                          accounting officer and director


/s/ Mar Bergstrom         Secretary, Treasurer and Director   March 14, 2007
-----------------------
Mar Bergstrom